UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

February 5, 2020
Date of report (Date of earliest event reported)
_______________________
Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)
________________________

Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, NJ (Address of principal executive offices)	08807 (Zip Code)

Registrant's telephone number, including area code (908) 927-9920 (Former name or former address, if changed since last report) ________________________
Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b)).

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per value	VLRX	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Items 1.03 and 2.04 of this Current Report on Form 8-K regarding the Purchase Agreement and the Settlement Agreement (each as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

Ch. 11 Filing

On February 9, 2020 (the “Petition Date”), Valeritas Holdings, Inc. (the “Company”) and the Company’s wholly-owned subsidiaries (each a “Debtor” and together with the Company, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”), for which joint administration has been sought (the “Chapter 11 Cases”), under the caption In re Valeritas Holdings, Inc., et al., Case No. 20-10290. Each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court. The Debtors expect to continue their operations in the ordinary course of business without interruption during the pendency of the Chapter 11 Cases, pending the sale of their assets in a going concern sale pursuant to a competitive bidding and auction process. To maintain and continue uninterrupted ordinary course operations during the Chapter 11 Cases, the Debtors have filed a variety of “first day” motions seeking approval from the Court for various forms of customary relief, including authority to: (a) continue using their existing cash management system, (b) pay prepetition wages, compensation and employee benefits, (c)  maintain existing insurance policies and pay related obligations, (d)  pay certain prepetition taxes, (e) provide adequate assurance of payment to their utility providers, (f) pay prepetition claims of certain critical vendors, and (g)  use cash collateral and enter into a debtor-in-possession financing facility.

Assuming the Company is able to successfully complete the Auction process, the Company anticipates that it will delist from Nasdaq and deregister its common stock under the Securities Exchange Act of 1934, as amended.

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. Based upon the current proceeds available from the Asset Sale (as defined below) pursuant to the Purchase Agreement (as defined below), after payment to the Lenders (as defined below), the other secured lenders and the payment of other liabilities, there will not be any proceeds available for distribution to the holders of the Company’s common stock.

DIP Facility

To ensure access to sufficient liquidity throughout their Chapter 11 Cases, the Debtors filed a motion seeking authority to execute, enter into and perform under a debtor-in-possession financing facility on the terms set forth in that certain Senior Secured Superpriority Priming Debtor-in-Possession Credit Facility Term Sheet  (the “DIP Term Sheet”), by and among the Company, as borrower (the “Borrower”), the Lenders (as defined therein) party thereto, and HB Fund LLC, as the “DIP Lender,” a form of which was filed with the Court on the Petition Date. The DIP Term Sheet provides for a senior secured super-priority priming debtor-in-possession term loan financing facility (the “DIP Facility”) in an aggregate amount of up to $12.0 million, which will be funded in two tranches, as follows: (i) $5.5 million will be funded on a weekly basis equally over four weeks from the date of Court approval of the DIP Facility on an interim basis (“Tranche A”) and (ii) $6.5 million (“Tranche B”) will be funded upon the satisfaction of certain pre-specified conditions in the DIP Term Sheet. The DIP Facility and the loans thereunder will be subject to a borrowing base and become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Court approving the DIP Facility on an interim basis.

The proceeds of the DIP Facility will be used by the Company in accordance with a Court-approved budget for working capital and general corporate purposes of the Debtors and to pay fees, costs and expenses related to the DIP Facility.

The maturity date of the loans to be made under the DIP Facility is the earliest to occur of: (i) April 3, 2020, (ii) the date which is thirty (30) days following the entry of the Interim Order if the Bankruptcy Court has not entered the Final Order on or prior to such date; (iii) the date the DIP Facility is accelerated as a result of an Event of Default (as defined in the DIP Term Sheet), (iv) the date of consummation of a confirmed plan of reorganization in the Chapter 11 Cases or (v) the filing of a motion by the Debtors seeking dismissal of any or all of the Chapter 11 Cases, the dismissal of any or all of the Chapter 11 Cases, the filing of a motion by the Debtors seeking to convert any or all of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy

Code, the conversion of any or all of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or the appointment or election of a trustee under chapter 11 of the Bankruptcy Code, a responsible officer or examiner with enlarged powers relating to the operation of the Debtors’ business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106 of the Bankruptcy Code. The outstanding principal on both the Tranche A and Tranche B loans under the DIP Facility will bear interest per annum at a rate of 18%, which interest shall be paid in kind by capitalizing the amount thereof and adding it to outstanding principal.  The DIP Facility will be subject to a $200,000 origination fee and be subject to commitment fees in an amount equal to 12.5% for the commitment related to the Tranche A Loans and 12.0% for the commitment related to the Tranche B Loans.

Pursuant to the terms of the DIP Term Sheet, the other Debtors, as subsidiary guarantors (each, a “Guarantor” and collectively with the Borrower, the “DIP Loan Parties”) will guarantee the obligations of the Borrower under the DIP Facility. Subject to certain exceptions, the DIP Facility will be secured by a first priority perfected security interest in all of the assets of the Borrower. The security interests and liens are subject only to certain carve-outs and certain permitted liens.

The DIP Facility is subject to certain customary affirmative and negative covenants and events of default as set forth in the DIP Term Sheet.

The foregoing description of the DIP Term Sheet does not purport to be complete and is qualified in its entirety by reference to the DIP Term Sheet itself.

Stalking Horse Asset Purchase Agreement

On February 9, 2020, Zealand Pharma A/S, (the “Purchaser”), and the Company and certain of its subsidiaries (together, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to the conditions described below, the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”). The consideration for the Asset Sale provided for in the Purchase Agreement is comprised of (i) $23 million in cash and (ii) the assumption of certain liabilities of the Debtors, all as set forth in the Purchase Agreement.

The Sellers have sought the Court’s approval to enter into the Purchase Agreement and of the Purchaser as the “stalking horse” bidder in an auction of the Assets under Section 363 of the Bankruptcy Code (the “Auction”). If approved by the Court as the stalking horse bidder, the Purchaser’s offer to purchase the Assets, as set forth in the Purchase Agreement, would be the standard against which any other bids to purchase any or all of the Assets would be evaluated.
The consummation of the Asset Sale is subject to the Purchaser being selected as the winning bidder at the Auction, the performance in all material respects of each party’s obligations under the Purchase Agreement, the Court’s authorization and approval of the Asset Sale and certain customary conditions precedent as specified in the Purchase Agreement. The Purchase Agreement also provides for expense reimbursement (up to a specified cap) payable to the Purchaser in the circumstances specified in the Purchase Agreement. The Purchase Agreement also contains a $690,000 break-up fee.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s next periodic report or as part of an amendment to this Current Report on Form 8-K.
The Debtors’ filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://www.deb.uscourts.gov) or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.
Additional information about this process, as well as court filings and other documents related to the reorganization proceedings, is available through the Company’s claims agent, Kurtzman Carson Consultants, at http://www.kccllc.net/valeritas. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report on Form 8-K.

On February 9, 2020, the Company issued a press release announcing the filing of the Bankruptcy Petitions and Purchase Agreement, as well as related corporate actions taken in connection therewith. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Acceleration of Term Loan and Senior Subordinated Note

The filing of the Bankruptcy Petitions constitutes an event of default that accelerated the obligations of the Company and certain of its subsidiaries under the documents governing each of:

·	the Company’s Term Loan with CRG (as defined below); and
·	the Company’s $5.0 million senior subordinated promissory note with WCAS Capital Partners IV, L.P. (the “Senior Note” and together with the Term Loan, the “Debt Instruments”).

The Debt Instruments provide that as a result of the filing of the Bankruptcy Petitions, the principal and accrued interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Settlement Agreement

As previously disclosed, on September 30, 2019, the Company entered into a second amendment (the “Second Amendment”) to its $50.0 million term loan (the “Term Loan”) with Capital Royalty Group and certain of its affiliates (collectively, “CRG”). In connection with the Second Amendment, approximately $22.7 million of the outstanding balance under the Term Loan was exchanged for approximately 15.5 million shares of the Company’s newly created Series B Preferred Stock (the “Exchange”).

On February 7, 2020, CRG issued a notice of default with respect to the Term Loan. CRG alleged that (i) certain Events of Default (as defined in the Term Loan) had occurred and were continuing (collectively, the “Designated Defaults”) and (ii) they possessed certain claims and causes of action against the Company related to the Exchange. While the Company disputes both the occurrence and continuation of the Designated Defaults and CRG’s claims related to the Exchange, in order to advance the Company’s interests under the Chapter 11 Cases, the Company and CRG determined in good faith and on an arm’s-length basis to enter into that certain settlement agreement, dated February 9, 2019 (the “Settlement Agreement”), to settle these disputes.

Under the Settlement Agreement, in exchange for the release of all claims related to the Designated Defaults and the Exchange and other consideration, CRG will receive, among other things, (A) an allowed secured claim against each of the Debtors in an aggregate principal amount equal to $20.0 million (representing the outstanding principal amount of the Term Loan as of December 31, 2019, exclusive of the back-end facility fee, plus a portion on account of the settlement of any claims and causes of action related to the Exchange); and (B) an allowed general unsecured claim against each of the Debtors in an amount equal to $18.825 million (representing the settlement of any claims and causes of action related to the Exchange), which claim shall be classified with all other general unsecured claims in any chapter 11 plan of reorganization or liquidation proposed or supported by the Company.

Pursuant to the Settlement Agreement, the Company will file with the Court a motion seeking approval of the Settlement Agreement within two days of the Petition Date.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which will be filed with the Court on or before February 11, 2020.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 5, 2020, the Company received a letter (the “Notification Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that the Company no longer complies with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to the date of the Notification Letter, the Company no longer meets the minimum bid price requirement. The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market and, at this time, its common stock will continue to trade on The Nasdaq Capital Market under the symbol “VLRX.”

The Notification Letter provides that the Company has 180 calendar days, or until August 3, 2020, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of the Company's common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. If the Company does not regain compliance by August 3, 2020, an additional 180 days may be granted to regain compliance, so long as the Company meets The Nasdaq Capital Market continued listing requirements (except for the bid price requirement) and notifies Nasdaq in writing of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company's common stock, at which point the Company will have an opportunity to appeal the delisting determination to a Hearings Panel.

Assuming the Company is able to successfully complete the Auction process, the Company anticipates that it will delist from Nasdaq and deregister its common stock under the Securities Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2020, the Company’s Board of Directors (the “Board”), based on the recommendation of the Company’s Compensation Committee, a committee of the Board (the “Committee”), approved the adoption of a key employee incentive program (“KEIP”) for the benefit of ten of the Company’s executive officers and/or senior level management (collectively, the “KEIP Participants”), whose continued dedication and performance is critical to the Company’s success. In approving the KEIP, the Board relied upon the market analysis and advice of the Company’s restructuring advisors. The KEIP provides incentive payments of between 10% to 55% of each KEIP Participant’s base salary based on the aggregate value of the asset sale, unless he or she voluntarily resigns or is terminated by the Company for cause prior to the consummation of the sale of the Company’s assets.

On February 8, 2020, the Board, based on the recommendation of the Committee, also approved the adoption of a key employee retention plan (“KERP”) which is designed to retain key employees in their current roles over the near term while providing them with financial stability. The KERP covers certain non-insider employees of the Company as of the Petition Date (the “KERP Participants”) and awards each KERP Participant a payment equal to a percentage of his or her base salary, unless he or she voluntarily resigns or is terminated by the Company for cause prior to the consummation of the sale of the Company’s assets.

Item 8.01	Other Events.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements. These statements reflect the Company’s current views, expectations and beliefs concerning future events. In addition, any statements related to the Company’s plans to sell all of its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code; the Company’s intention to continue operations while the Company works to complete its sale and restructuring process; the Company’s intended use of the proceeds from the DIP financing; the Company’s belief that the restructuring and sale process will be in the best interest of the Company and its stakeholders; timing for completion of the sale process; the continued uninterrupted access to the Company’s drug delivery device and patient support services during the Chapter 11 proceedings; and other statements regarding the Company’s strategy and future operations, performance and prospects are forward-looking statements. Such plans, expectations and statements are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive, litigation and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein, including, without limitation: the potential adverse impact of the Chapter 11 filings on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and the proposed auction and asset sale; the effect of the Chapter 11 filings and proposed asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale; uncertainty regarding obtaining bankruptcy court approval of a sale of the Company’s assets or other conditions to the proposed asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Investors should note that many factors, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”) (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent quarterly and periodic reports), could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this Current Report on Form 8-K. The forward-looking statements in this Current Report on Form 8-K are qualified by risk factors identified by the Company. These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: February 10, 2020                     By: s/ John E. Timberlake
Name: John E. Timberlake
Title: Chief Executive Officer